UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 27, 2019

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2019, the Company appointed Colby Empey, 45 years old, as President of the Wireless segment.  Prior to joining the Company, from 2017 to 2019, Mr. Empey served as Chief Operations Officer at Fulton Technologies, Inc.  Before he worked at Fulton Technologies Inc., Mr. Empey was Director of Business Development at Paragon Facilities Group where he was responsible for expanding its services specifically in the SWR with an initial focus on Texas.  From 2015 – 2016 he served as Vice President of Business Development at Xcell Inc., a telecommunications services business, where he oversaw approximately 115 employees generating $22M in revenue in 2015, with $8M coming from new customers.  From 2008 – 2015, Mr. Empey served as Vice President of Operations for the Southwest at Goodman Networks where his responsibilities included negotiating contracts with new vendors to handle site acquisition and engineering, building the first trial market for testing and analyzing LTE performance and commercially launching 3 of the first 5 LTE markets.

Item 8.01 Other Events.

On Feburary 27, 2019 the Company issued a press release announcing the appointment of Colby Empey as President of the Wireless Segment.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit 99.1	Press Release dated February 27, 2019 issued by the Company.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.
Date: March 1, 2019
By: /s/ Scott Francis
Scott Francis
Vice-President & Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated February 27, 2019 issued by the Company.